Exhibit 16


December 23, 2002


Securities and Exchange Commission
Washington, D.C.  20549


Re:   Datamarine International, Inc.
      File No. 0-8936

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Datamarine International, Inc. dated December 23, 2002, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP


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